UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

NORRIS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55695	46-5034746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Palo Pinto St., Suite B
Weatherford, Texas	76086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 809-6900

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	NRIS	OTCMKTS

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 4.01. Changes in Registrant’s Certifying Accountant

Engagement of Sadler, Gibb & Associates, LLC

On February 24, 2026, the Company engaged Sadler, Gibb & Associates, LLC (“Sadler Gibb”), as its new independent registered public accounting firm, to replace BDO USA, PC. The engagement of Sadler Gibb was approved by the Company’s Board of Directors on February 13, 2026.

During the Company’s two most recent fiscal years ended February 28, 2025 and February 29, 2024, respectively, and through February 24, 2026, neither the Company nor anyone acting on its behalf consulted with Sadler Gibb regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Sadler Gibb concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Norris Industries, Inc.

Dated: February 25, 2026	/s/ Patrick Norris
Patrick Norris, Chief Executive Officer